     As filed with the Securities and Exchange Commission on July 29, 1999.

                                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                            U.S. PLASTIC LUMBER CORP.
             (Exact name of Registrant as specified in its charter)

              NEVADA                                   3080                                87-0404343
-----------------------------------       --------------------------------       -------------------------------
 (State or other jurisdiction of           (Primary Standard Industrial                 (I.R.S. employer
  incorporation or organization)            Classification Code Number)              identification number)

                        2300 W. Glades Road, Suite 400 W
                            Boca Raton, Florida 33431
                             Telephone (561)394-3511
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Bruce C. Rosetto
                  Vice President, General Counsel and Secretary
                            U.S. Plastic Lumber Corp.
                        2300 W. Glades Road, Suite 400 W
                            Boca Raton, Florida 33431
                             Telephone (561)394-3511
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Jane K. Storero, Esq.
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 569-5500
                            Facsimile (215) 569-5555


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. [ ]

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest reinvestment plans, please check the following box. [X]


                                            CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                         PROPOSED           PROPOSED
                                                                          MAXIMUM            MAXIMUM           AMOUNT OF
               TITLE OF SECURITIES                   AMOUNT TO BE     OFFERING PRICE        AGGREGATE        REGISTRATION
                TO BE REGISTERED                      REGISTERED         PER SHARE       OFFERING PRICE           FEE
-------------------------------------------------- ----------------- ------------------ ------------------ ------------------
Common Stock, par value $.0001 per share.......     10,000,000 (1)          (2)          $85,000,000(2)       $23,630.00
-----------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares which may be offered from time to time by the Company in connection with certain acquisition transactions.

(2) Estimated solely for the purpose of calculating the registration fee. Calculated in accordance with Rule 457(c) based upon the average of the high and low closing prices for the Common Stock as reported on the Nasdaq Stock Market on July 27, 1999 of $8.50 with respect to 10,000,000 shares registered on this registration statement.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.



                    SUBJECT TO COMPLETION, DATED AUGUST , 1999

                                   PROSPECTUS

                            U.S. PLASTIC LUMBER CORP.

                       10,000,000 SHARES OF COMMON STOCK

With this prospectus, we may offer and issue, from time to time, up to 10,000,000 shares of common stock in connection with the acquisition of other businesses and such other uses as may be determined by the Company from time to time. We may structure the acquisition of businesses as:

         o a merger with U.S. Plastic Lumber Corp. or a subsidiary of U.S. Plastic Lumber Corp.;
         o  a purchase of all of the stock of the other business; or
         o  a purchase of the assets of the other business.

         We will negotiate the price and other terms of the acquisitions with the owners of the businesses that are acquired. We will pay all expenses of the offering of these shares. We will not pay underwriting discounts or concessions, although fees may be paid to persons who bring specific acquisitions to our attention. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

         PLEASE READ THE RISK FACTORS BEGINNING ON PAGE 2 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE ACCEPTING STOCK AS ALL OR PART OF THE PURCHASE PRICE FOR OUR ACQUISITION OF YOUR BUSINESS OR ASSETS.

         This prospectus may be used by persons who receive shares of common stock in connection with acquisitions and who wish to resell the shares. We have not authorized any person to use this prospectus in connection with resales of shares without our prior written consent.

                  Our common stock is traded on the Nasdaq Stock Market under the symbol "USPL". On July 27, 1999, the last sale prices of our common stock as reported on the Nasdaq Stock Market was $8.5625 per share.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is August ___, 1999.

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
Prospectus Summary................................................................................................2

About this Prospectus.............................................................................................2

Risk Factors......................................................................................................2

Forward Looking Statements.......................................................................................12

Use of Proceeds..................................................................................................13

Offered Securities...............................................................................................13

Restrictions on Resale...........................................................................................14

Plan of Distribution.............................................................................................18

Experts..........................................................................................................18

Legal Matters....................................................................................................18

Where You Can Find More Information..............................................................................18

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE MAY NOT MAKE AN OFFER OF THE SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SHARES AND IS NOT SOLICITING AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT PAGE OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT U.S. PLASTIC LUMBER THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST TO BRUCE C. ROSETTO, 2300 W. GLADES ROAD, SUITE 400 W, BOCA RATON, FLORIDA 33431; TELEPHONE NO. (561) 394-3511. REQUESTS MUST BE MADE AT LEAST 5 BUSINESS DAYS BEFORE THE DATE ON WHICH AN INVESTOR PURCHASES SHARES OF COMMON STOCK.

                               PROSPECTUS SUMMARY

         This summary highlights information contained in other parts of this prospectus. It is not complete and may not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus carefully.

         As used in this prospectus, the terms "we," "us," "our" and "U.S. Plastic Lumber Corp." mean U.S. Plastic Lumber Corp. and its subsidiaries, and the term "common stock" means U.S. Plastic Lumber Corp. common stock, $0.0001 par value. Unless otherwise stated, reference to a "year" in this prospectus means our fiscal year, which ends on December 31.

         U.S. Plastic Lumber Corp. is a diversified holding company with subsidiaries operating in the plastic lumber manufacturing, plastic sheet manufacturing, plastic raw material processing, and environmental recycling industries. We are the largest manufacturer of plastic lumber in the United States and are aggressively building our existing lines of business through internal growth and acquisitions. We are actively negotiating to acquire additional companies in our existing and complementary lines of business.

         U.S. Plastic Lumber Corp., a Nevada corporation, was incorporated in June 1992.

         Our principal executive offices are located at 2300 Glades Road, Suite 440W, Boca Raton, Florida 33431 and our telephone number is (561) 394-3511.

         We intend to use this prospectus to acquire companies or assets of businesses in similar or complementary businesses.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission which will allow us to issue, from time to time, up to 10,000,000 shares of our common stock in connection with acquisitions of other businesses or assets. Each time we issue common stock under the registration statement we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                                  RISK FACTORS

         You should consider carefully the following risks before you accept our common stock as all or part of the purchase price for our acquisition of your business. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. These risks are described in detail below.

         WE HAVE A HISTORY OF LOSSES AND IF WE ARE NOT ABLE TO MAINTAIN OUR CURRENT PROFITABILITY, IT COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         We incurred an operating loss of $291,000 for the year ended December 31, 1996 and an operating loss of $321,000 for the year ended December 31, 1997. Although we reported an operating profit of $1,437,226 for the year ended December 31, 1998, but we cannot assure you that our profitability will continue. If we are not able to maintain our current profitability, which will depend largely on our ability to substantially increase sales revenues and limit the growth of overhead and direct expenses, it could adversely affect the market price of our common stock.

         WE HAD A FINANCIAL RESTRUCTURING CHARGE IN THE FIRST QUARTER OF 1999, THE PLAN FOR WHICH MUST BE IMPLEMENTED SUCCESSFULLY OR IT COULD RESULT IN A MATERIAL ADVERSE EFFECT UPON THE COMPANY.

         During the first quarter of 1999, the Company recorded a financial restructuring charge of $5.6 million. The Company has adopted a plan to manage existing operations, consolidate certain of its plants, and write-down certain inventory. There can be no guarantee or assurances that the Company will be successful in implementing its restructuring plan. The failure of the Company to successfully implement its restructuring plan can result in a material adverse effect on the Company.

         OUR LIMITED ACCESS TO CAPITAL COULD RESULT IN OUR INABILITY TO OBTAIN FINANCING IN ADEQUATE AMOUNTS AND ON ACCEPTABLE TERMS, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We have limited access to capital and there is no assurance that we will be able to obtain the capital necessary and appropriate to operate our business. We will require additional capital in order to:

         o  manufacture, market and sell our products;
         o  develop new products;
         o  manufacture, market and sell our new product line;
         o  consolidate our existing operations;
         o  increase production capacity;
         o  implement our plan of operations;
         o  working capital; and
         o  capital expenditures.

         While we do have existing lines of credit, we cannot be sure that this debt financing will be available to us in the future or that it will be available in the amounts we require or on terms acceptable to us. Our failure to obtain financing in adequate amounts and on acceptable terms could have an adverse effect on our business, financial condition and results of operations.

         OUR GROWTH STRATEGY INCLUDES ACQUISITIONS AND IF WE ARE UNABLE TO MAKE ACQUISITIONS, OR IF THOSE ACQUISITIONS ARE NOT SUCCESSFUL, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

          As part of our growth strategy, we have made, and plan to continue to make acquisitions of other companies. We may not be able to make acquisitions in the future. In addition, any acquisition that we make could have a material adverse effect on our business, financial condition and results of operations. Future acquisitions are subject to many risks, including the risks that:

         o  we may not be able to identify suitable companies to buy;
         o we may not be able to purchase companies at favorable prices, or at all;
         o we may not be able to obtain financing on favorable terms, or at all, to pay for future acquisitions; and
         o we may not be able to effectively integrate the acquired businesses or technologies into our operations.

         In addition, in order to consummate future acquisitions, we may be required to borrow money or incur other liabilities, which could have a material adverse effect on our liquidity and capital resources. We may also be required to issue additional shares of stock, which could result in dilution to our shareholders.

         INVESTORS CANNOT EVALUATE THE MERITS OF OTHER ACQUISITIONS.

         Because in most cases we do not seek, and are not required to seek, stockholder approval of acquisitions, investors will have no basis on which to evaluate the possible merits or risks of any future acquisitions, or of acquisitions that we may be pursuing simultaneously. We cannot guarantee that we will be able to discover all of the risks of every acquisition, or that every acquisition will be beneficial to our financial condition.

         THE ISSUANCE OF ADDITIONAL SHARES PURSUANT TO EARNOUT AGREEMENTS WILL RESULT IN DILUTION TO CERTAIN SHAREHOLDERS OF THE COMPANY.

         We have reserved for issuance a substantial number of shares which will be issued to certain shareholders upon the Company meeting certain conditions set forth in the earnout agreements entered into with such shareholders. On
June 30, 1999, we had reserved approximately 11,849,965 shares for issuance pursuant to these agreements. On such date, we had 27,584,038 shares of common stock outstanding. Of the shares which we reserved for issuance pursuant to earnout agreements, 4,573,686 shares were related to an earnout provision contained in the Agreement and Plan of Reorganization entered into by the Company on December 15, 1995. In connection with this transaction, the parties to the Agreement and Plan of Reorganization agreed that the earnout shares would be paid to certain shareholders who held the common stock as of the date of the Agreement and Plan of Reorganization in the event net sales or production of Earth Care Global Holdings, on a consolidated basis, meet or exceed 2.0 million pounds of plastic lumber per month for three consecutive months are achieved, subject to certain limitations contained in the Agreement. The Company subsequently entered into earnout agreements with each of these shareholders. Certain questions have arisen with respect to the meaning of the production quotas set forth in these agreements and the Company has appointed a committee of independent directors who have selected independent counsel to review this matter. In the event these sales or production levels are reached, the shareholders of Earth Care Global Holdings as of March 29, 1996 and Clean Earth, Inc., which shareholders are referred to as the "Historical Shareholders" would receive approximately 4.6 million earnout shares. No additional assets or cash would be received by us in the event such sales or production goals were achieved which would result in the dilution from the issuance of additional shares which would directly impact all shareholders who purchased our common stock subsequent to March 29, 1996 and who still owned our common stock on the date the earnout shares are issued, assuming the sales or production goal is met. As of March 31, 1999, our Net Book value was $35,731,392 million, or $1.60 per share of common stock. Net Book value per share represents total assets less total liabilities, divided by the number of shares of common stock outstanding. After making the accounting adjustments necessary to give effect to the issuance of the 4,573,686 earnout shares, the adjusted net book value as of March 31, 1999 would have been $1.33 per share which represents an immediate dilution of $.27 per share to all of our shareholders who are not Historical Shareholders.

         IF WE ARE NOT ABLE TO ATTRACT AND KEEP EMPLOYEES WITH THE REQUISITE LEVELS OF EXPERTISE, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.

         Our business requires a significant amount of expertise in a wide variety of functions. We cannot assure you that we will be able to maintain employees with the requisite levels of expertise or that we will be able to attract and keep these employees in the future. Our failure to attract and keep employees with the requisite levels of expertise could have a material adverse effect on our business, financial condition and results of operation.

         OUR COMPUTER SYSTEMS AND/OR THE COMPUTER SYSTEMS OF OUR CUSTOMERS OR VENDORS MAY NOT BE YEAR 2000 COMPLIANT WHICH COULD RESULT IN AN INABILITY TO ENGAGE IN NORMAL BUSINESS ACTIVITIES FOR A PERIOD OF TIME AFTER JANUARY 1, 2000 WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.

         Although we believe our accounting software is Year 2000 compliant and currently estimate that our information technology systems will be Year 2000 compliant by the end of 1999, we cannot assure you that our information technology systems will be Year 2000 compliant on a timely basis. We are in the process of developing a contingency plan in the event our systems are not Year 2000 compliant on a timely basis.

         We are also in the process of conducting an internal audit of our non-information technology systems (e.g. manufacturing equipment embedded computer systems) and software to determine what issues, if any, exist. After we complete this internal audit, we will evaluate the full scope of issues, related costs, and available remedies to insure that our non-information systems and those of our major customers and vendors continue to meet our internal needs. We do not anticipate significant costs to become Year 2000 compliant. Although we have no control over Year 2000 compliance by our customers or vendors, we are in the process of developing a contingency plan in the event our customers or vendors are not Year 2000 compliant on a timely basis. If we or our customers or vendors are not Year 2000 compliant on a timely basis, it could result in an inability to engage in normal business activities for a period of time after January 1, 2000 which could have a material adverse effect on our business, financial condition and results of operation. The Company has sent a survey to its major customers and suppliers and based upon the responses the Company has received on its survey, the Company does not anticipate any material adverse effects from its major customers and suppliers.

         SEVERAL OF OUR DIRECTORS, OFFICERS AND EMPLOYEES ARE AFFILIATED WITH ENTITIES WHICH ARE SIGNIFICANT SHAREHOLDERS OF OURS, WHICH COULD RESULT IN A CONFLICT OF INTEREST.

         Several of our of directors, officers and employees are affiliated, through ownership or otherwise, with the Stout Partnership and Schultes, Inc., each of which is a significant shareholder. When our directors who are affiliated with these entities are faced with decisions where we have interests adverse to those entities, a conflict of interest could arise. Since a majority of our directors are affiliated with those entities, agreements related to monies provided by those entities were not the result of arm's-length negotiations. We have attempted to have these agreements be as similar to those negotiated by us with third parties, however, these agreements may include terms and conditions that may be more or less favorable to us than terms contained in similar agreements negotiated with third parties.

         IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OUR GROWTH STRATEGY, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         The success of our growth strategy depends on our ability to continue to increase profit margins through:

         o  integration of acquisitions;
         o  consolidation of plants and operations;
         o  increased consumer acceptance of alternative wood products;
         o  an increased distribution network;
         o  increased production capacity; and
         o  ability to finance growth.

         Our ability to implement this strategy will depend in large part on whether we are able to:

         o expand through strategic acquisitions of companies in new and complementary industries;
         o obtain adequate financing on favorable terms to fund this growth strategy;
         o  develop and expand its customer base;
         o  hire, train and retain skilled employees;
         o strengthen brand identity and successfully implement its marketing campaigns;
         o  continue to expand in the face of increasing competition;
         o continue to negotiate our supply contacts and sales agreements on terms that increase or maintain our current profit margins; and
         o  create sufficient demand for plastic lumber and other products.

         Our inability to implement any or all of these strategies could have a material adverse effect on our results of operations and financial condition.

         AS A RESULT OF OUR ACQUISITION OR LEASE OF REAL ESTATE, WE MAY BECOME LIABLE FOR THE REMEDIATION AND/OR REMOVAL OF HAZARDOUS OR TOXIC SUBSTANCES FROM THAT REAL ESTATE.

         From time to time, we acquire or lease storage facilities or other properties in connection with the operation of our business. Under various U.S. federal, state or local environmental laws, ordinances and regulations, we could be required to investigate and clean up hazardous or toxic substances or chemical releases at property we acquire or lease. We could also be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and cleanup costs incurred by those parties in connection with any contamination. The costs of investigation, remediation or removal of hazardous or toxic substances may be substantial, and the presence of those substances, or the failure to properly remediate the property, may adversely affect our ability to sell or rent the property or to borrow using the property as collateral. In addition, we could be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from these properties.

         THE SEASONAL NATURE OF OUR BUSINESS COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business is seasonal in nature. Historically, we have generated a substantial portion of our revenues and profits during the second and third quarters of our fiscal year. If for any reason our revenues fall below those normally expected during the second and third quarters of our fiscal year, our business, financial condition and results of operation could be adversely affected.

         SOME OF OUR BUSINESSES OPERATE IN RELATIVELY NEW INDUSTRIES WHICH PROSPECTIVE CUSTOMERS MAY RESIST.

         The reclamation and recycling of plastic and the manufacture of plastic lumber for use in construction, and other composite materials containing recycled plastics, are relatively new industries. There is a general reluctance in the construction industry to use new materials before they have been extensively tested, particularly in certain segments which have exacting performance standards for component materials. In the case of our recycled plastic lumber and composite materials in particular, this testing may be extensive for each prospective customer and may require substantial additional time and resources. In addition, we may experience resistance from prospective customers who are accustomed to more conventional, non-artificial wood materials. Moreover, we may not have sufficient financial and other resources to undertake extensive marketing and advertising activities or to afford the cost of the necessary marketing and sales personnel when it becomes appropriate to broaden our marketing efforts.

         IF WE ARE NOT ABLE TO OBTAIN OUR RAW MATERIALS AT COMMERCIALLY REASONABLE TERMS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         The availability of low-cost raw materials, namely post-consumer and industrial plastic waste products, is a material factor in our costs of operations. Historically, suppliers have provided adequate quantities of these raw materials at favorable costs. We believe that our current sources of raw materials will continue to be available on commercially reasonable terms. However, unavailability, scarcity or increased cost of these raw materials could have a material adverse effect upon our business. We purchase most of our raw materials through generators of post-consumer & industrial recycled plastic materials. We do not rely on contractual arrangements with our raw materials suppliers and we have no long-term supply contracts. Disruption of our supply sources could have a material adverse effect on our business, financial condition and results of operation.

         IF WE ARE UNABLE TO DEVELOP NEW TECHNOLOGIES, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our products and services involve newly developing technologies and we cannot be sure that we will be able to compete effectively in developing and marketing new products and services or in developing or maintaining the know-how, technology, and patents to compete effectively. There is a general lack of public awareness of these newly developing products and services generally, or as alternatives to more traditional and well established products. To compete effectively, we must increase public knowledge and acceptance of our products and services and develop and maintain certain levels of know-how and technical expertise. Our failure to compete effectively could have an adverse effect on our business, financial condition and results of operations.

         THERE IS A LACK OF UNIFORM STANDARDS IN THE PLASTIC LUMBER INDUSTRY IN WHICH WE OPERATE WHICH COULD RESTRICT THE GROWTH OF PLASTIC LUMBER PRODUCTS AND LIMIT THE MARKET FOR THESE PRODUCTS.

         The American Society for Testing and Materials and other industry trade organizations have established general standards and methods for measuring the characteristics of specific building materials. Users of building materials (and frequently, issuers of building codes) generally specify that the building materials comply with the standards relative to the proposed applications. Since uniform, recognized standards or methods have only recently been established for measuring the characteristics of plastic lumber, potential users may not be aware of this method of judging whether or not plastic lumber may be suitable for their particular requirements, without being informed of such standards by the plastic lumber supplier or otherwise becoming aware of them. The fact that these standards are not well known for plastic lumber may limit the market potential for our building materials and make potential purchasers of such building materials reluctant to use them. The Plastic Lumber Trade Association, of which we are a member, is pursuing increased public awareness of such standards, but we cannot be sure that public awareness will successfully be increased or that increased awareness will increase the market for our products.

         THE INDUSTRIES IN WHICH WE OPERATE ARE SUBJECT TO EXTENSIVE REGULATION AND THE COST OF COMPLYING WITH THOSE REGULATIONS, OR THE LIABILITY FOR NOT COMPLYING, COULD BECOME SUBSTANTIAL, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our businesses are subject to extensive laws and regulations designed to protect the environment from toxic wastes and hazardous substances or emissions and to provide a safe workplace for employees. Under current federal regulations, the Resource Conservation & Recovery

Act, and Comprehensive Environmental Responsibility, Compensation & Liability Act, the generator of toxic or hazardous waste is financially and legally responsible for that waste forever, and strictly liable for the clean up and disposal costs. In particular, the business of treating or otherwise handling toxic or hazardous waste materials is fraught with potential liability to such handlers if the handling and tracking of such wastes is not completed properly. We believe we are either in material compliance with all currently applicable laws and regulations or that we are operating in accordance with appropriate variances or similar arrangements, but we cannot be sure that we will always be deemed in compliance, nor can we be sure that compliance with current laws and regulations will not require significant capital expenditures that could have a material adverse effect on our operations. These laws and regulations are always subject to change and could become more stringent in the future. Although state and federal legislation currently provide for certain procurement preferences for recycled materials, the preferences for materials containing waste plastics are dependent upon the eventual promulgation of product or performance standard guidelines by state or federal regulatory agencies. The guidelines for recycled plastic building materials may not be released or, if released, the product performance standards required by those guidelines may be incompatible with our manufacturing capabilities. It may be necessary to expend considerable time, effort and money to keep our existing or acquired facilities in compliance with applicable environmental, zoning, health and safety regulations and as to which there may not be adequate insurance coverage. In addition, due to the possibility of unanticipated factual or regulatory developments, the amounts and timing of future environmental expenditures and compliance could vary substantially from those currently anticipated.

         IF WE ARE NOT ABLE TO MAINTAIN OUR PERMITS AND LICENSES, IT COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Our business, especially our environmental recycling operation, depends on our maintaining permits and licenses from many different federal, state, and local agencies. We cannot assure you that we will be able to maintain our permits and licenses in the future or that we will be able to modify our permits and licenses, if necessary, to be able to compete effectively.

         WE RELY SIGNIFICANTLY ON OUR TRADE SECRETS AND OUR INABILITY TO PROTECT THOSE TRADE SECRETS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our businesses involve many proprietary trade secrets, including certain methods, processes and equipment designs for which we have not sought patent protection. Although we have taken measures to safeguard our trade secrets by limiting access to manufacturing and processing facilities and requiring confidentiality and nondisclosure agreements with third parties, we cannot assure you that our trade secrets will not be disclosed or that others will not independently develop comparable or superior technology. Rather than rely on patent protection, we have generally chosen to rely on the unique and proprietary nature of our processes. We have obtained exclusive worldwide licensing rights with respect to patent technology related to railroad crossties and the process to manufacture them, but there is no assurance we will be able to maintain those rights for any specific length of time.

         IF WE ARE NOT ABLE TO SUCCESSFULLY OBTAIN BID WORK AT SUITABLE PROFITABLE MARGINS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our environmental recycling operation consists of certain subsidiaries which are highly reliant upon contract bidding as a significant source of revenues. We cannot assure you that we will be successful in obtaining bid work in the future or that if we do obtain bid work that it will be at suitable profitable margins. Our failure to successfully obtain bid work at suitable profitable margins could have a material adverse effect on our business, financial condition and results of operation.

         THE OCCURRENCE OF AN EVENT NOT FULLY COVERED BY INSURANCE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business could be disrupted by a variety of occurrences, including:

         o  fires, explosions or blow outs;
         o  environmental hazards;
         o  hurricanes, floods, fires or other acts of God; or
         o  product liability occurrences.

         Any of these occurrences could result in substantial losses due to:

         o  injury;
         o  loss of life;
         o  severe damage;
         o  clean-up responsibilities;
         o  regulatory investigation; or
         o  penalties and suspension of operations.

         We maintain insurance coverage against some, but not all, potential risks. However, we cannot assure you that:

         o insurance will be adequate to cover all losses or exposure for liability;
         o insurance will continue to be available at premium levels that justify its purchase; or
         o  insurance will continue to be available at all.

         If an event occurs which is not fully covered by insurance, it could have a material adverse effect on our business, financial condition and results of operation.

         A SUBSTANTIAL INCREASE IN INTEREST RATES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION, WHILE OUR FAILURE TO COMPLY WITH OUR CREDIT AGREEMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND CAPITAL RESOURCES.

         A substantial portion of our outstanding indebtedness is at floating interest rates. Therefore, a substantial increase in interest rates could adversely affect our cost of indebtedness for borrowed money, which could have an adverse effect on our business, financial condition and results of operation. In addition, most of our debt instruments contain covenants establishing certain financial and operating restrictions. Our failure to comply with any covenant or obligation contained in any credit agreement could result in an event of default which could accelerate debt under certain other credit agreements, all of which could have a material adverse effect on our liquidity and capital resources.

         OUR PENDING OR FUTURE ADMINISTRATION AND LEGAL PROCEEDINGS COULD RESULT IN A SIGNIFICANT JUDGMENT AGAINST US, THE LOSS OF A SIGNIFICANT PERMIT OR LICENSE OR THE IMPOSITION OF A SIGNIFICANT FINE, ANY OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We are generally involved in administrative and legal proceedings in the ordinary course of our BUSINESS. Citizen's groups have become increasingly active in challenging the grant or renewal of permits and licenses for waste facilities and responding to these challenges has further increased the costs associated with establishing new facilities or expanding current facilities. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on our business, financial condition and results of operation.

         THE INDUSTRIES IN WHICH WE OPERATE ARE VERY COMPETITIVE AND OUR INABILITY TO COMPETE EFFECTIVELY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         All of our businesses operate in highly competitive industries. Our recycled plastic lumber business faces competition from other producers of recycled plastic lumber as well as producers of vinyl and aluminum decking, and traditional wood, especially pressured treated wood. We compete against other makers of recycled plastic principally upon the basis of price and quality, as well as the immediate availability of the product, and compete against other products such as pressure treated lumber by emphasizing the superior suitability characteristics of plastic lumber for certain applications, as well as appealing to the environmental consciousness of consumers. Our environmental recycling operations face competition from several large competitors which provide similar services throughout the northeast and midatlantic states. The resources of these competitors, financial or otherwise are such that it is very difficult for us to effectively compete. In some instances, our competitors have more revenues, market share, better name recognition and capital available which could make it difficult for us to compete. In addition, the environmental industry is changing as a result of rapid consolidation and our future success may be affected by those changes. Our failure to compete successfully in either the plastic lumber or the environmental industry could have a material adverse effect on our business, financial condition and results of operation.

         FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         There were approximately 27.6 million shares of our common stock outstanding as of June 30, 1999. In addition, we intend to continue to issue common stock in connection with acquisitions or in other transactions. Future sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and could impair our ability to raise capital through future offerings of equity securities.

         OUR SUCCESS DEPENDS ON OUR KEY PERSONNEL AND, IF WE ARE NOT ABLE TO RETAIN THEM, IT COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We believe that our success is dependent to a significant extent upon the continued employment of certain key executive officers. The loss of services of Mark S. Alsentzer, our Chief Executive Officer, Bruce C. Rosetto, Vice President and General Counsel, John Poling, Chief Financial Officer or Michael
D. Schmidt, Vice President - Finance, for any reason could have a material adverse effect upon our business, financial condition and results of operations.

         ANTI-TAKEOVER PROVISIONS MAY MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE CONTROL OF US, COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND COULD REDUCE THE AMOUNT THAT SHAREHOLDERS MIGHT RECEIVE IF WE ARE SOLD.

         "Anti-takeover" provisions contained in Nevada law and in our articles of incorporation, bylaws and contracts could make it more difficult for a third party to acquire control of us, even if that change in control would be beneficial to shareholders. These provisions could adversely affect the market price of our common stock and could reduce the amount that shareholders might receive if we are sold. These anti-takeover provisions include the following:

         o Our articles of incorporation give our board of directors the authority to issue shares of preferred stock without shareholder approval. Any preferred stock could have rights, preferences and privileges that could adversely affect the voting power and the other rights of the holders of our common stock.

         o Our articles of incorporation/bylaws provide for staggered terms for the members of the board of directors, with each board member serving a staggered four year term.

         o Options to purchase our common stock will immediately become exercisable upon a change in control.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus may contain "forward-looking statements". Forward-looking statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to" or other similar words. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties, including but not limited to the following risks which are described in detail under "Risk Factors" beginning on page 2 hereof:

         o  operating losses;
         o  limited access to capital;
         o dilution which could result from issuance of additional shares pursuant to earn-out agreements;
         o  ability to maintain level of employee expertise;
         o  risks associated with Year 2000 issues;
         o potential conflicts of interest with directors and large shareholders;
         o  agreements not subject to arms length negotiations;
         o  ability to implement growth strategy;
         o  environmental concerns;
         o  seasonality;
         o  risks related to the newly developing plastic lumber industry;
         o  availability of raw materials used to make plastic lumber;
         o  competition and marketing in the plastic lumber industry;
         o  newly developing technologies;
         o  lack of industry standards in the plastic lumber industry;
         o  extensive governmental regulations;
         o  loss of permits;
         o  protection of technology;
         o  reliance in the bidding process;
         o  operating hazards and insurance coverage; and
         o  Inability of investor to evaluate the merits of future acquisitions.

         When considering these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

                                 USE OF PROCEEDS

         This prospectus relates to shares of common stock which may be offered and issued by U.S. Plastic Lumber Corp. from time to time in connection with acquisitions of other business or assets. Other than the businesses or assets acquired, there will be no proceeds to U.S. Plastic Lumber Corp. from these offerings.

                               OFFERED SECURITIES

         We propose to issue and sell the shares of common stock offered hereby in connection with acquisitions of other businesses or assets. The shares of common stock shall be offered on terms to be determined at the time of sale. Such shares of common stock may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to agreements providing fur such acquisitions. The consideration for such acquisitions may consist of common stock, cash, assumption of liabilities or a combination thereof. The terms of such acquisitions and of the issuance of any such shares of common stock in connection therewith will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval or statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by us. However, under certain circumstances, we may issue shares of common stock covered by this prospectus to pay brokers' commissions incurred in connection with acquisitions.

         This prospectus, as amended or supplemented if appropriate, has also been prepared for use by persons who receive shares of common stock in acquisitions, including shares sold hereunder ("selling stockholders"); provided, however, that no selling stockholder is authorized to use this prospectus to reoffer any such shares without first obtaining our prior written consent. Resales may be made in the manner described in this prospectus, as amended or supplemented, in the manner permitted by Rule 145(d) under the Securities Act or under an exemption from the Securities Act. Profits realized on resales by selling stockholders under certain circumstances may be regarded as underwriting compensation under the Securities Act.

                             RESTRICTIONS ON RESALE

         Affiliates of entities that we acquire who do not become affiliates of our company may not resell common stock under the registration statement to which this prospectus relates unless:

         o pursuant to an effective registration statement under the Securities Act covering such shares; or
         o in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act

         Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements in Rule 144 under the Securities Act. In general, under Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

         o  one percent of the then outstanding shares of common stock; or
         o the average weekly trading volume in the common stock on the Nasdaq Stock Market during the four calendar weeks preceding the sale.

         In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

         Resales by selling stockholders may be made directly to investors or through a securities firm acting as a underwriter, broker or dealer. When resales are to be made through a securities firm, such firm may be engaged to act as the selling stockholder's agent in the sale of the shares by such selling stockholder, or the securities firm may purchase shares from the selling stockholders as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on The Nasdaq National Market or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be and underwriter within the meaning of the Securities Act, and any commissions under the Securities Act.

         In connection with resales, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling stockholder, the participating securities firm, if any, the number of shares involved and other details of such resale to the extent appropriate.

                                 INDEMNIFICATION

         The Company's articles of incorporation limit liability of its officers and directors to the fullest extent permitted by the Nevada Business Corporation Act.

         Sections 18.7502 and 78.751 of the Nevada Business Corporation Act provides that each corporation:

         (1) may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

         (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Any indemnification under Sections 1 and 2, unless ordered by a court or advanced as provided by the Nevada statute and the Company's articles of incorporation, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to the requirements of the Nevada statute and the Company's articles of incorporation, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

         The Company has obtained insurance to cover its directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the common stock.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         We will offer and issue our common stock from time to time in connection with our acquisition of our businesses, assets or securities. We expect that the terms of the acquisitions involving the issuance of securities covered by this prospectus will be determined by direct negotiations with owners or controlling persons of the businesses, assets or securities that we will acquire. We will not pay underwriting discounts or commissions, although we may pay a finder's fee from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                                     EXPERTS

The audited consolidated financial statements and schedules of U.S. Plastic Lumber as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in accounting and auditing in giving those reports.

                                  LEGAL MATTERS

         Bruce C. Rosetto, will give his opinion as to the validity of the shares of common stock offered by the shareholders selling common stock under this prospectus. Mr. Rosetto is our Vice President, General Counsel and Secretary. Mr. Rosetto did not receive any additional compensation in connection with rendering this opinion other than his salary and benefits as an officer which include options to purchase 150,000 shares, 75,000 of which are at $3.50 per share and the remaining 75,000 are at $4.00 per share.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any reports, statements and other information we file with the SEC at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549 and at the SEC's regional offices in Illinois and New York. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC's Internet site (http://www.sec.gov). You may also inspect our SEC filings and other information concerning U.S. Plastic Lumber Corp. at the offices the Nasdaq Stock Market, 1735 K Street, NW, Washington, D.C. 20006-1500.

         We have filed a registration statement on Form S-4 to register the shares of common stock offered under this prospectus. This prospectus is a part of the registration statement on Form S-4 and constitutes a prospectus of U.S. Plastic Lumber Corp. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement on Form S-4 or the exhibits to the registration statement on Form S-4.

         The SEC also allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this prospectus. Later information filed by us with the SEC updates and supersedes this prospectus.

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT U.S. PLASTIC LUMBER THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF ANY OF THAT INFORMATION ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR THOSE DOCUMENTS SHOULD BE DIRECTED TO THE SECRETARY, U.S. PLASTIC LUMBER CORP., 2300 GLADES ROAD, SUITE 440W, BOCA RATON, FLORIDA 33431, AND TELEPHONE REQUESTS MAY BE DIRECTED TO THE SECRETARY AT (561) 394-3511.

         We incorporate by reference the documents listed below which we previously filed with the SEC:

         1. Our annual report on Form 10-KSB for the year ended December 31, 1998, which we filed with the SEC on March 30, 1999 (including those portions of the proxy statement for our 1999 annual meeting of shareholders incorporated by reference in our annual report on Form 10-KSB);

         2. Our quarterly report on Form 10-QSB for the quarter ended March 31, 1999, which we filed with the SEC on May 14, 1999.

         3. The description of our common stock in our registration statement on Form 8-A12G filed with the SEC on March 2, 1998 under the Securities Exchange Act; and

         4. Our current report on Form 8-K, which we filed on February 10, 1999, and the amendment thereto filed on April 13, 1999.

         5. Our current report on Form 8-K, which we filed on April 7, 1999, and the amendment thereto filed on May 11, 1999.

         All documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus until this offering is completed will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date that document is filed.

================================================================================


                                10,000,000 SHARES









                            U.S. PLASTIC LUMBER CORP.










                                  COMMON STOCK








                                 --------------

                                   PROSPECTUS

                                 --------------







                  The date of this Prospectus is August __, 1999

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's articles of incorporation (a copy of which is filed as Exhibit 3.5 to the Company's Registration Statement on Form SB-2 filed with the SEC on March 7, 1997) limit liability of its officers and directors to the fullest extent permitted by the Nevada Business Corporation Act.

         Sections 18.7502 and 78.751 of the Nevada Business Corporation Act provides that each corporation:

         (1) may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

         (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Any indemnification under Sections 1 and 2, unless ordered by a court or advanced as provided by the Nevada statute and the Company's articles of incorporation, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to the requirements of the Nevada statute and the Company's articles of incorporation, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

         The Company has obtained insurance to cover its directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the common stock.

ITEM 21. EXHIBITS.

           5.1 Opinion of Bruce C. Rosetto as to the validity of the issuance of the common stock of U.S. Plastic Lumber Corp. being registered.

          23.1 Consent of Arthur Andersen LLP, independent certified accountants

          23.2       Consent of Bruce C. Rosetto (included in Exhibit 5.1).

          24.1 Power of Attorney of certain signatories (included on the Signature Page).

ITEM 22. UNDERTAKINGS.

         The undersigned registrant hereby undertakes that:

         (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or an other material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

         (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the other items of the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition, in addition to the information called for by the other items of the applicable form.

         (6) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, state of Florida on July __, 1999.

                                   U.S. PLASTIC LUMBER CORP.


                                   By: /s/ Mark S. Alsentzer
                                      --------------------------------------
                                       Mark S. Alsentzer, Chief Executive
                                       Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Alsentzer, his true and lawful attorney-in fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on July __, 1999 in the capacities indicated.


Name                                         Title
----                                         -----
/s/ Louis D. Paolino, Jr.                    Chairman of the Board
-----------------------------------
Louis D. Paolino, Jr.


/s/ Mark S. Alsentzer                        Chief Executive Officer and President (Principal Executive Officer)
-----------------------------------
Mark S. Alsentzer


/s/ John Poling                              Chief Financial Officer (Principal Financial Officer)
-----------------------------------
John Poling


/s/ Michael D. Schmidt
-----------------------------------          Vice President - Finance (Principal Accounting Officer)
Michael D. Schmidt


/s/ August C. Schultes, III                  Director
-----------------------------------
August C. Schultes III


/s/ Gary J. Ziegler                          Director
-----------------------------------
Gary J. Ziegler


/s/ Roger N. Zitrin                          Director
-----------------------------------
Roger N. Zitrin


/s/ John E. Drury                            Director
-----------------------------------
John E. Drury

/s/ Kenneth Ch' uan-Kai Leung                Director
-----------------------------------
Kenneth Ch' uan-Kai Leung


                                  EXHIBIT INDEX
                                  -------------

           5.1 Opinion of Bruce C. Rosetto as to the validity of the issuance of the common stock of U.S. Plastic Lumber Corp. being registered.

          23.1 Consent of Arthur Andersen LLP, independent certified accountants

          23.2       Consent of Bruce C. Rosetto (included in Exhibit 5.1).

          24.1 Power of Attorney of certain signatories (included on the Signature Page).